EXHIBIT 10.3
AMENDMENT AND SUPPLEMENT NO. 2 TO THE STOCK PURCHASE AGREEMENT
          THIS AMENDMENT AND SUPPLEMENT NO. 2 TO THE STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of February 29, 2008, among Capella Holdings, Inc., a Delaware corporation (the “Company”), GTCR Fund VIII, L.P., a Delaware limited partnership (“Fund VIII”), GTCR Fund VIII/B, L.P., a Delaware limited partnership (“Fund VIII/B”), and GTCR Co-Invest II, L.P., a Delaware limited partnership (“GTCR Co-Invest”, and together with Fund VIII and Fund VIII/B, the “Purchasers”). Except as otherwise indicated herein, capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement (as defined below).
          WHEREAS, the Company and the Purchasers are parties to a Stock Purchase Agreement dated as of May 4, 2005 (as amended hereby and as may be amended, the “Purchase Agreement”);
          WHEREAS, the Purchasers desire to purchase, and the Company desires to sell, an aggregate of 102,000.000 shares of Preferred Stock for an aggregate purchase price of $102,000,000.00, including 92,458.259 shares of Preferred Stock pursuant to Section 1B(b) of the Purchase Agreement; and
          WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement as set forth herein pursuant to Section 7D of the Purchase Agreement;
          NOW, THEREFORE, the parties hereto agree as follows:
          Section 1. Amendment of Section 1B(b). The fourth sentence of Section 1B(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following sentence:
“In order to implement the foregoing, the Purchasers may purchase from time to time after the Initial Closing, upon the written request of the Board in connection with an Approved Use, first, up to an aggregate of 25,000,000 shares of Common Stock at a price of $0.08 per share and, thereafter, up to an aggregate of 196,000.000 shares of Preferred Stock at a price of $1,000.00 per share (as adjusted from time to time as a result of stock dividends, stock splits, recapitalizations and similar events) (each such purchase, a “Subsequent 1B(b) Closing”). Each Subsequent 1B(b) Closing and the Subsequent 1C Closing (as defined in Section 1C below) are hereinafter referred to as a “Subsequent Closing”.”
          Section 2. Addition of Section 1C. The following provision is hereby added to the Purchase Agreement as Section 1C:
“Subject to the terms and conditions set forth herein, including the conditions to the Purchasers’ obligations to acquire Investor Securities set forth in Section 2M below, the Purchasers shall acquire 9,541.741 shares of Preferred Stock at a price of $1,000.00 per share (as adjusted from time to time as a result of stock dividends, stock splits, recapitalizations and similar events) (the “Subsequent 1C Closing”). For purposes of clarification, it is not intended that any of the Executives would be required to acquire Preferred Stock pursuant to the Senior Management Agreements in connection with the acquisition of Preferred Stock by the Purchasers pursuant to this Section 1C.”
          Section 3. Amendment of Section 5. Effective from and after the date hereof, Section 5B(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following provision:
“There are no statutory or, to the best of the Company’s knowledge, contractual securityholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock and Common Stock hereunder or the issuance of the Preferred Stock and Common Stock pursuant to Section 1B(b) or Section 1C, except as expressly contemplated in the Stockholders Agreement, the Senior Management Agreements, the Certificate of Incorporation or as provided herein. Based in part on the investment representations of the Purchasers in Section 7C hereof and of the Executives in Section 1(f) of the Senior Management Agreements, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its equity securities, and the offer, sale and issuance of the Preferred Stock and Common Stock hereunder and pursuant to Section 1B(b) and Section 1C hereof do not and will not require registration under the Securities Act or any applicable state securities laws. To the best of the Company’s knowledge, there are no agreements between the Company’s stockholders with respect to the voting or transfer of the Company’s equity securities or with respect to any other aspect of the Company’s affairs, except for the Stockholders Agreement, the Certificate of Incorporation, the Senior Management Agreements, the Registration Agreement and the Professional Services Agreement.”
          Section 4. Amendment of Section 5D. Effective from and after the date hereof, the third sentence of Section 5D of the Purchase Agreement is hereby deleted in its entirety and replaced with the following sentence:
“The execution and delivery by the Company of this Agreement, the Senior Management Agreements, the Stockholders Agreement, the Registration Agreement, the Professional Services Agreement, and all other agreements contemplated hereby or thereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock and Common Stock hereunder (including pursuant to Section 1B(b) and

Section 1C) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s equity securities or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation of the Company or the Bylaws of the Company or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.”
          Section 5. Amendment of definition of “Investor Preferred”. Clause (i) of the first sentence of the definition of “Investor Preferred” in the Section 6 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following provision:
‘“(i) the Preferred Stock issued hereunder (including, without limitation, pursuant to Section 1B(b) and Section 1C), and”.
          Section 6. Amendment of definition of “Restricted Securities”. Clause (i) of the first sentence of the definition of “Restricted Securities” in Section 6 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following provision:
‘“(i) the Preferred Stock and Common Stock issued hereunder and pursuant to Section 1B(b) and Section 1C hereof and”.
          Section 7. Amendment of Section 7A.
          7A. Clause (i) of Section 7A of the Purchase Agreement is hereby deleted in its entirety and replaced with the following clause:
“(i) the reasonable fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including, without limitation, fees and expenses arising with respect to any subsequent purchase of Common Stock or Preferred Stock pursuant to Section 1B(b) and Section 1C hereof),”
          7B. Clause (iii) of Section 7A of the Purchase Agreement is hereby deleted in its entirety and replaced with the following clause:
“(iii) stamp and other taxes that may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Common Stock or Preferred Stock purchased hereunder or in accordance with Section 1B(b) or Section 1C hereof,”
          Section 8. Authorization and Closing.
          8A. Authorization of the Preferred Stock. The Company has authorized the issuance and sale to the Purchasers of 102,000.000 shares of Preferred Stock (the “Shares”) in the aggregate, having the rights and preferences set forth in the Certificate of Incorporation.
          8B. Purchase and Sale of Preferred Stock pursuant to Section 1B(b) of the Purchase Agreement. At the Closing (as defined in Section 8D below), pursuant to Section 1B(b) of the Purchase Agreement and subject to the terms and conditions set forth herein, for an aggregate purchase price of $92,458,259.00, (i) Fund VIII shall purchase from the Company, and the Company shall sell to Fund VIII, 78,298.831 shares of Preferred Stock at a price of $1,000 per share, (ii) Fund VIII/B shall purchase from the Company, and the Company shall sell to Fund VIII/B, 13,741.516 shares of Preferred Stock at a price of $1,000 per share and (iii) GTCR Co-Invest shall purchase from the Company, and the Company shall sell to Co-Invest, 417.911 shares of Preferred Stock at a price of $1,000 per share. The Shares purchased by the Purchasers hereunder constitute Securities, Investor Preferred, Investor Securities and Restricted Securities under the Purchase Agreement.
          8C. Purchase and Sale of Preferred Stock pursuant to Section 1C of the Purchase Agreement. At the Closing, pursuant to Section 1C of the Purchase Agreement and subject to the terms and conditions set forth herein, for an aggregate purchase price of $9,541,741.00, (i) Fund VIII shall purchase from the Company, and the Company shall sell to Fund VIII, 8,080.481 shares of Preferred Stock at a price of $1,000 per share, (ii) Fund VIII/B shall purchase from the Company, and the Company shall sell to Fund VIII/B, 1,418.132 shares of Preferred Stock at a price of $1,000 per share and (iii) GTCR Co-Invest shall purchase from the Company, and the Company shall sell to Co-Invest, 43.129 shares of Preferred Stock at a price of $1,000 per share. The Shares purchased by the Purchasers hereunder constitute Securities, Investor Preferred, Investor Securities and Restricted Securities under the Purchase Agreement.
          8D. The Closing. The closing of the purchase and sale of the Shares pursuant to Sections 8B and 8C above (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m., or by facsimile and nationally recognized courier services, effective as of the date hereof. At the Closing, the Company shall deliver to each Purchaser one or more stock certificates evidencing the Shares to be purchased by such Investor, registered in such Investor’s name, upon payment of the purchase price thereof by a cashier’s or certified check, or by wire transfer of immediately available funds to such account as designated by the Company.
          Section 9. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Shares, the Company hereby represents and warrants to the Purchasers that the execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the equity securities or assets of the Company or any of its Subsidiaries pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or Bylaws or the certificate of incorporation or bylaws (or comparable governing documents) of any of the Company’s Subsidiaries, or any law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject, or any agreement, instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which it is bound. The representations and warranties contained in Section 5 of the Purchase Agreement are true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated by the Purchase Agreement or by the other Transaction Documents and except for changes occurring in the ordinary course of the Company’s and its Subsidiaries’ businesses that have not had a material adverse effect on the financial condition, operating results, assets or operations of the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person that involves a reasonable likelihood of such litigation being commenced).
          Section 10. Purchasers’ Investment Representations. Each Purchaser hereby represents that such Purchaser is acquiring the Shares pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that, nothing contained herein shall prevent such Purchaser and any subsequent holders of the Shares from transferring such securities in compliance with the provisions of Section 4 of the Purchase Agreement.
          Section 11. Miscellaneous.
          11A. Remedies. Each holder of Investor Securities shall have all rights and remedies set forth in this Agreement, the Purchase Agreement, the Certificate of Incorporation, the Bylaws, the Registration Agreement and the Stockholders Agreement and all rights and remedies that such holder has been granted at any time under any other agreement or contract and all of the rights that such holder has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any material breach of any provision of this Agreement and to exercise all other rights granted by law.
          11B. Legends. Each certificate for the Shares issued pursuant to this Agreement shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON FEBRUARY 29, 2008 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF MAY 4, 2005, AS AMENDED, BY AND AMONG THE ISSUER (THE “COMPANY”) AND CERTAIN PURCHASERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF ALL OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREON AUTHORIZED TO BE ISSUED BY THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”
          11C. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders. No other course of dealing between the Company and the holder of any Shares or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock or Common Stock held by the Company or any of its Subsidiaries shall not be deemed to be outstanding.
          11D. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Purchaser or on its behalf.
          11E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement that are for each Investor’s benefit as a purchaser or holder of the Shares are also for the benefit of, and enforceable by, any subsequent holder of the Shares. The rights and obligations of each Purchaser under this Agreement and the agreements contemplated hereby may be assigned by such Purchaser at any time, in whole or in part, to any investment fund managed by GTCR Golder Rauner, L.L.C. or GTCR Golder Rauner II, L.L.C. or any successor thereto.
          11F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          11G. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
          11H. Governing Law. All issues and questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          11I. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the Purchasers and to the Company at the addresses indicated in the Purchase Agreement or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
          11J. Approved Use. The Purchasers hereby approve the Company’s use of the funds received pursuant to this Agreement with respect to the Preferred Stock acquired by the Purchasers pursuant to Section 1B(b) of the Purchase Agreement as an Approved Use.
*   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Supplement No. 2 to the Stock Purchase Agreement effective as of the date first written above.

CAPELLA HOLDINGS, INC.

By:	/s/ Howard T. Wall III
Name:	Howard T. Wall III
Its:

GTCR FUND VIII, L.P.

By: Its:	GTCR Partners VIII, L.P. General Partner

By: Its:	GTCR Golder Rauner II, L.L.C. General Partner

By:	/s/ Joseph P. Nolan
Name:	Joseph P. Nolan
Its:	Principal

GTCR FUND VIII/B, L.P.

By: Its:	GTCR Partners VIII, L.P. General Partner

By: Its:	GTCR Golder Rauner II, L.L.C. General Partner

By:	/s/ Joseph P. Nolan
Name:	Joseph P. Nolan
Its:	Principal

GTCR CO-INVEST II, L.P.

By: Its:	GTCR Golder Rauner II, L.L.C. General Partner

By:	/s/ Joseph P. Nolan
Name:	Joseph P. Nolan
Its:	Principal
[Signature Page to Amendment and Supplement No. 2 to Stock Purchase Agreement]